Exhibit 6.1

SERVICES AGREEMENT This Services Agreement (“Agreement”) is entered into as of October 3, 2019 (“Effective Date”) by and between SNZ Holding Limited (“SNZ”) and Blockstack PBC, a Delaware public benefit corporation (“Blockstack”) (each a “Party” and together “Parties”). WHEREAS, SNZ is an investment company focusing on fintech and blockchain industries based in Hong Kong, with experience organizing conferences and events in the Asia region; WHEREAS, Blockstack has developed a new blockchain-based network for decentralized applications; WHEREAS, Blockstack desires to engage SNZ to provide consulting services in Blockstack’s establishment and development of the user and developer community for the Blockstack network in the Asia region, which shall include consulting service on organizing or sponsoring developer meetups and hackathons for the promotion of Blockstack in the Asia region as well as other community-building events and promotion activities (such events are “Events” and the consulting services to be provided by SNZ to help put on or sponsor such Events as well as the additional promotion activities are the “Services”). NOW, THEREFORE, the Parties agree as follows: 1. Term. This Agreement commences on the Effective Date and remains in effect until the two-year anniversary of the Effective Date (the “Term”). 2. Services. Starting on the Effective Date, SNZ will provide the Services to Blockstack to assist Blockstack with the organization of the Events. Events shall occur at least once per quarter for a period of two years (for a total of eight Events) and be in the Asia region. Blockstack shall have the right to determine and control the parameters of Events, such as their location, itinerary, theme, attendees, and marketing. During the Term, the Parties will discuss and cooperate in good faith to further determine the required scope and specifics of the Events and additional Services. The Parties shall meet at least once per quarter during the Term to discuss the Services that have been provided as of the date of such meeting, and plan for future provision of Services. SNZ shall perform all Services required hereunder in good faith and to the best of its abilities, relying on its experience, knowledge, judgment, and techniques. 3. Fees. In exchange for the Services, Blockstack shall pay to SNZ Stacks Tokens worth five hundred thousand U.S. dollars ($500,000.00) at a value of $0.25 per token (“Service Fee”), subject and pursuant to a separate deferred delivery agreement to be entered into between the Parties (the “DDA”). Blockstack shall pay such Service Fee upon the Token Distribution Event, as that term is defined in the DDA. The Parties understand and agree that subject to applicable laws, SNZ is entitled to use the Stacks tokens provided through the Service Fee to help build and develop the Blockstack user and developer community in Asia by, for instance, providing Stacks token awards to users and developers, as well as by investing in startups building on Blockstack technology, each in a manner in SNZ’s sole discretion and considered to be part of the Services. 4. Intellectual Property.

a. Use of SNZ Marks. Any use of any trademark, trade name, service mark, design, name, logo, domain name, or other identifying mark (collectively, “Marks”) related to or provided by SNZ (collectively, “SNZ Marks”) by Blockstack, will be subject to SNZ’s prior written approval and then-current trademark usage and brand guidelines. Subject to the foregoing, and subject to Blockstack’s compliance with the terms of this Agreement, SNZ hereby grants Blockstack a limited, non-exclusive, non-transferable, non-sublicensable right to use the SNZ Marks during the Term for the sole purpose of marketing and organizing the Events and performing the Services. If SNZ notifies Blockstack that any use of SNZ Marks by Blockstack does not comply with SNZ’s trademark usage and brand guidelines, Blockstack will either, as soon as reasonably practicable, remedy the use to the reasonable satisfaction of SNZ or terminate such use. Blockstack will not use, register, or attempt to register in any jurisdiction any Mark that is confusingly similar to or incorporates any of the SNZ Marks. All uses of the SNZ Marks, and all goodwill associated therewith, shall inure solely to the benefit of SNZ. b. Use of Blockstack Marks. Any use of Marks related to or provided by Blockstack (collectively, “Blockstack Marks”) by SNZ, will be subject to Blockstack’s prior written approval and then-current trademark usage and brand guidelines. Subject to the foregoing, and subject to SNZ’s compliance with the terms of this Agreement, Blockstack hereby grants SNZ a limited, non-exclusive, non-transferable, non-sublicensable right to use the Blockstack Marks during the Term for the sole purpose of marketing and organizing the Events and performing the Services. If Blockstack notifies SNZ that any use of Blockstack Marks by SNZ does not comply with Blockstack’s trademark usage and brand guidelines, SNZ will either, as soon as reasonably practicable, remedy the use to the reasonable satisfaction of Blockstack or terminate such use. SNZ will not use, register, or attempt to register in any jurisdiction any Mark that is confusingly similar to or incorporates any of the Blockstack Marks. All uses of the Blockstack Marks, and all goodwill associated therewith, shall inure solely to the benefit of Blockstack. c. Other Rights. Except as expressly set forth herein, this Agreement does not grant either Party any ownership or other rights or interests in the other Party’s intellectual property, including copyright, trademark, and trade name, which rights are hereby expressly reserved to each respective intellectual property owner. 5. Representations, Warranties, and Covenants. a. Representations, Warranties, and Covenants of Blockstack. Blockstack represents, warrants, and covenants the following: i. Blockstack has full power and authority to execute and perform this Agreement, and the execution and performance of this Agreement by Blockstack does not violate any law, agreement, court order, regulation, restriction, or obligation to which Blockstack is a party or by which it is otherwise bound. When executed by a duly authorized officer, this 2

Agreement shall be enforceable against Blockstack in accordance with its terms. ii. Blockstack shall perform its obligations under this Agreement in compliance with all applicable laws, including without limitation all securities laws, of all applicable jurisdictions. iii. Blockstack shall obtain, and keep in full force and effect, all necessary licenses, consents, releases, permits, authorizations and permissions necessary to perform its obligations under in this Agreement. iv. Blockstack shall promptly notify SNZ if, at any time during the term of this Agreement, any of the representations above fail to be true or it discovers it has breached any such representations. For the avoidance of doubt, any such breach or failure to be true shall provide SNZ the right to terminate immediately pursuant to Section 6. b. Representations, Warranties, and Covenants of SNZ. SNZ represents, warrants, and covenants the following: i. SNZ has full power and authority to execute and perform this Agreement, and the execution and performance of this Agreement by SNZ does not violate any law, agreement, court order, regulation, restriction, or obligation to which SNZ is a party or by which it is otherwise bound. When executed by a duly authorized officer, this Agreement shall be enforceable against SNZ in accordance with its terms. ii. SNZ shall provide all Services in compliance with all applicable laws, including without limitation all securities laws, of all applicable jurisdictions. iii. SNZ is not a “U.S. person” as defined in Rule 902 of Regulation S under the U.S. Securities Act of 1933 and does not have a place of business in the United States. All of the Services, and all activities under this Agreement related to the Services, will be conducted outside the United States at all times. iv. SNZ shall obtain, and keep in full force and effect, all necessary licenses, consents, releases, permits, authorizations and permissions necessary to conduct the Events and perform the Services contemplated in this Agreement. v. SNZ shall promptly notify Blockstack if, at any time during the term of this Agreement, any of the representations above fail to be true or it discovers it has breached any such representations. For the avoidance of doubt, any such breach or failure to be true shall provide Blockstack the right to terminate immediately pursuant to Section 6. 3

6. Termination. Blockstack may terminate this Agreement upon ninety(90)-days’ written notice (the “Notice”) to SNZ if it determines, in its reasonable discretion, that SNZ is not reasonably performing the Services to its satisfaction, and such Notice shall state Blockstack’s reason(s) for termination and specific remedial measure/actions required to be taken by SNZ to cure its defect(s) or noncompliance in performing the Services which shall be reasonable, fair and feasible; provided, however, that the Parties shall continue to perform this Agreement as if the Notice had not been served if SNZ has cured any purported defect(s) or noncompliance in its performance during such ninety(90)-day period following its receipt of the Notice. In addition, either Party may terminate this Agreement by giving written notice to the other Party of the termination in the event of any material breach of this Agreement by the other Party (including without limitation a breach of any representation or warranty made in Section 5) in which case (i) such breach is not curable or (ii) such breach has not been cured within thirty (30) days of the written notice given by the non-defaulting Party requiring the rectification of such breach if it is curable. Upon expiration or termination for any reason: (i) SNZ shall refund to Blockstack the Service Fee in Stacks Tokens on a pro-rata basis for any full months remaining in the Term (for example, if 18 of 24 months of the Term have elapsed at the time of termination, then SNZ will refund to Blockstack 1/4th of the Service Fee in Stacks Tokens); (ii) each Party will cease use of any and all of the other Party’s Marks and promptly transfer any associated rights to the other Party; and (iii) Sections 7, 8 and 9 will survive. 7. Indemnification. Either Party who is a defaulting Party will indemnify, defend, and hold harmless the non-defaulting Party from and against all claims, damages, assessments, proceedings, actions, suits, costs, expenses, losses, and other liabilities of any kind or nature, including, without limitation, reasonable attorneys’ fees that arise out of, in connection with, or relate to claims brought by third parties concerning or arising from any of the following: (a) such Party’s gross negligence, willful misconduct, or fraud; (b) such defaulting Party’s performance or breach of this Agreement; or (c) personal or bodily injury or property damage or loss caused by the Events or Services attributable to an act or omission by such defaulting Party. 8. Limitations on Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, PUNITIVE, OR SPECIAL DAMAGES WHATSOEVER, INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND THE LIKE, ARISING OUT OF THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR (I) EITHER PARTY’S MISAPPROPRIATION OR INFRINGEMENT OF THE OTHER’S INTELLECTUAL PROPERTY RIGHTS, OR A PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 7, OR (II) EITHER PARTY’S WILLFUL MISCONDUCT OR FRAUD, THE MAXIMUM LIABILITY OF EITHER PARTY ARISING OUT OF OR IN ANY WAY CONNECTED TO THIS AGREEMENT SHALL NOT EXCEED THE AMOUNT OF THE SERVICE FEE BASED ON A VALUE OF $0.25 PER TOKEN. 9. Miscellaneous. a. Notices. All notices and other communications hereunder shall be in writing, delivered to the email addresses set forth below each party’s signature on the signature pages hereto or to the address of the Party’s principal office. Either Party may, by notice 4 to the other, change its address for receiving such notices by giving notice to the other Party in the manner provided by this Section. b. Severability. If a court or other body of competent jurisdiction finds, or the Parties mutually believe, any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect. c. Entire Agreement. This Agreement, together with the DDA, sets forth the entire agreement and understanding between the Parties with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between the Parties, and neither Party is relying on any statement or representation not contained in this Agreement. This Agreement may only be amended by a writing signed by both Parties. d. Independent Contractor. The relationship between the Parties will be that of independent contractors. Neither Party will represent itself as the agent or legal representative of the other Party for any purpose whatsoever, and will have no right to create or assume any obligation of any kind, express or implied, for or on behalf of the other Party in any way whatsoever. This Agreement will not create or be deemed to create any agency, partnership or joint venture between the Parties. e. Governing Law and Venue. This Agreement shall be governed by and construed and enforced in accordance with the laws of Hong Kong, without reference to its conflicts of laws rules. Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity thereof (“Dispute”), shall first be resolved through consultation. If the Dispute cannot be resolved through consultation within thirty (30) days, the Dispute shall be submitted to arbitration upon the request of either Party to the Dispute by written notice to the other Party. The Dispute shall be referred to and finally resolved by arbitration conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) then in force when the Notice of Arbitration is submitted. The arbitral tribunal shall consist of one (1) arbitrator to be jointly appointed by the Parties. f. No Waiver. No waiver or failure to exercise any option, right or privilege under the terms of this Agreement by either of the Parties hereto on any occasion or occasions shall be construed to be a waiver of the same on any other occasion or of any other option, right or privilege. g. Assignment. Neither this Agreement nor any of the rights or duties hereunder may be assigned or otherwise transferred by either party without the other party’s prior written consent. Such consent shall not be unreasonably withheld. Any act which is inconsistent with the terms of this Section shall be null and void ab initio. This Agreement shall be binding on and inure to the benefit of the Parties and their respective successors and permitted assigns. Notwithstanding the foregoing, SNZ may appoint any of its affiliates to 5 provide the Services to Blockstack without the prior consent of Blockstack, provided that SNZ shall take all responsibilities under this Agreement for the action or omission of such affiliate in performing this Agreement. h. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all of the Parties signed the same copy. All counterparts will be construed together and will constitute one agreement. This Agreement may be executed through the use of an electronic signature. [signature page follows] 6

ACCEPTED AND AGREED BY: SNZ HOLDING LIMITED BLOCKSTACK PBC By: By: Name: J anine Zhang Name: Muneeb Ali Title: Co-founder Title: Chief Executive Officer 7